EXHIBIT 99.1
Information Relating to Part II, Item 14. — Other Expenses of Issuance and Distribution
The expenses in connection with the issuance and distribution of $240,000,000 aggregate principal amount of 2.00% Convertible Senior Notes due 2026 of ARRIS Group, Inc., registered pursuant to Registration Statement on Form S-3 (Registration No. 333-138445) filed on November 6, 2006, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

SEC registration fee	$29,532
Nasdaq listing fee	5,000
Printing and engraving expenses	100,000
Legal fees and expenses	300,000
Accounting fees and expenses	225,000
Transfer Agent and registrar fee	10,000
Miscellaneous	30,468

Total	$700,000